As filed with the Securities and Exchange Commission on May 11, 1999
                                                       Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         HUGHES ELECTRONICS CORPORATION
             (Exact name of registrant as specified in its charter)



            DELAWARE                                           52-1106564
 (State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                            Identification No.)


                          200 North Sepulveda Boulevard
                          El Segundo, California 90245
                                 (310) 662-9985
               (Address, including zip code, and telephone number,
        including area code, of registrants' principal executive office)


                            Marcy J.K. Tiffany, Esq.
                         Hughes Electronics Corporation
                          200 North Sepulveda Boulevard
                          El Segundo, California 90245
                                 (310) 662-9985
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)


                                 With a copy to:

                            Frederick S. Green, Esq.
                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

================================================================================


NY2:\457972\04\9TDG04!.DOC\53356.0069

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [ X ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------- ----------------------- ----------------------

                                                                     Proposed
                                                                     Maximum                Amount of
     Title of Each Class of Securities to be Registered             Aggregate             Registration
                                                                Offering Price (1)           Fee (2)

------------------------------------------------------------- ----------------------- ----------------------
                    Debt Securities (3)                         $2,000,000,000 (4)        $556,000 (4)
------------------------------------------------------------- ----------------------- ----------------------


(1) The proposed maximum aggregate offering price per security will be determined by us from time to time in connection with the issuance of the securities.
(2)    Calculated pursuant to Rule 457(o) under the Securities Act.
(3) Subject to note (4) below, we are registering an indeterminate principal amount of debt securities as may be sold, from time to time. If any debt securities are issued at an original issue discount, then the aggregate offering price will be in an aggregate principal amount at maturity as would result in aggregate gross proceeds received by us not to exceed $2.0 billion less the gross proceeds attributable to any securities previously issued pursuant to this registration statement.
(4) In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $2.0 billion. The securities registered by this registration statement may be sold separately or as units with other securities.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                    Subject to completion, dated May 11, 1999


    PRELIMINARY PROSPECTUS

                                 $2,000,000,000

                         HUGHES ELECTRONICS CORPORATION
                                 DEBT SECURITIES

         We intend to offer and sell from time to time, in one or more series, debt securities in amounts, at prices and on terms to be determined by market conditions at the time of the offering. We will not use this prospectus to sell debt securities with an aggregate offering price of more than $2.0 billion.

         We will provide specific terms for the securities we offer in supplements to this prospectus, including:

     o    designation;

     o    aggregate principal amount or aggregate initial offering price;

     o    maturity;

     o    rate and times of payment of interest, if any; and

     o    other specific terms.

         YOU SHOULD READ THIS PROSPECTUS AND THE RELATED SUPPLEMENTS TO THIS PROSPECTUS CAREFULLY BEFORE YOU INVEST IN THE SECURITIES.

                            -----------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -----------------------

         This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.


                 This prospectus is dated ______________, 1999.

                                TABLE OF CONTENTS

                                                                       PAGE

ABOUT THIS PROSPECTUS...................................................3

WHERE YOU CAN FIND MORE INFORMATION.....................................3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.........................3

FORWARD-LOOKING STATEMENTS..............................................4

WHO WE ARE..............................................................5

RATIO OF EARNINGS TO FIXED CHARGES......................................5

USE OF PROCEEDS.........................................................5

DESCRIPTION OF THE DEBT SECURITIES......................................6

PLAN OF DISTRIBUTION...................................................14

LEGAL MATTERS..........................................................14

EXPERTS................................................................15

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Commission utilizing a "shelf" registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $2.0 billion. This prospectus provides you with a general description of the securities we intend to offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of the offering and the securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and the related prospectus supplements together with additional information described under the heading "Where You Can Find More Information" and the information we incorporate by reference in this prospectus described under the heading "Incorporation of Certain Documents by Reference."

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934. As a result, we file reports and other information with the Securities and Exchange Commission. You may read and copy the reports and other information we file with the Commission at the Commission's public reference facilities at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. You may also obtain information about us from the following regional offices of the
Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of these materials can be obtained at prescribed rates. Our filings with the Commission are also available on the Commission's home page on the Internet at http://www.sec.gov.

         We have filed with the Commission a registration statement on Form S-3. This prospectus, which is a part of the registration statement, omits certain information contained in the registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, we refer you to that exhibit for a more complete description of the matter involved, and each statement is deemed qualified in its entirety to that reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Commission allows us to "incorporate by reference" the information we file with the Commission. This permits us to disclose important information to you by referencing these filed documents. We incorporate by reference in this prospectus our Registration Statement on Form 10 (Registration No. 0-26035), filed with the Commission on May 11, 1999.

         We also incorporate by reference all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

         We will promptly provide without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to Hughes Electronics Corporation, 200 North Sepulveda Boulevard, El Segundo, California 90245, Attention: Corporate Secretary.

                           --------------------------

                           FORWARD-LOOKING STATEMENTS

         This prospectus and the documents incorporated by reference in this prospectus may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as we "believe," "expect," anticipate," "intend," "plan," "foresee" or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those contemplated by the relevant forward-looking statement. For discussion of these risks, uncertainties and assumptions, see the applicable prospectus supplement pertaining to any debt securities offered by this prospectus and our periodic reports. Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus and we undertake no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.


                           --------------------------

                                   WHO WE ARE

         We are a leading worldwide provider of satellite-based video, data and telephony services and manufacturer of communications satellites and wireless and other telecommunications equipment. We conduct our operations as follows:

     o DIRECT-TO-HOME BROADCAST: Our direct-to-home broadcast segment consists of the operations of DIRECTV Enterprises, Inc., Galaxy Latin America and DIRECTV Japan. DIRECTV Enterprises is the first high-powered, all digital direct-to-home television distribution service in North America. Galaxy Latin America is the first direct-to-home television distribution service available in Latin America. DIRECTV Japan offers direct-to-home service with a number of unique local Japanese programs and major U.S. programming channels.

     o SATELLITE SERVICES: Our satellite services segment consists of our 81% interest in PanAmSat Corporation which is a leading provider of commercial satellite services in the domestic and international markets.

     o SPACEWAY: Our planned satellite-based broadband communications platform is expected to provide customers with high-speed two-way multimedia transmission on a more cost-efficient basis than current systems beginning in 2002. Spaceway currently is not a separately reported business segment.

     o NETWORK SYSTEMS: Our network systems segment consists of the operations of Hughes Network Systems which is a provider of a broad range of satellite and ground-based telecommunications products and services.

     o SATELLITE SYSTEMS: Our satellite systems segment consists of the operations of Hughes Space and Communications Company which is a leading provider of communications satellites based on the number of satellites in service and recently awarded contracts

         We are a wholly-owned subsidiary of General Motors Corporation. General Motors is primarily engaged in the automotive and satellite and wireless communications industries.

         Please refer to our Form 10 for a more detailed business description.

         Our address is 200 North Sepulveda Boulevard, El Segundo, California 90245 and our telephone number is (310) 662-9985.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The ratio of earnings to fixed charges was 3.06, 3.84, 3.21, 1.77 and
2.46 for the fiscal years ended December 31, 1998, 1997, 1996, 1995 and 1994, respectively. The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes and fixed charges by the fixed charges. This ratio includes the earnings and fixed charges of Hughes Electronics Corporation and its consolidated subsidiaries; fixed charges consist of interest and related charges on debt, interest capitalized in the period and the portion of rentals for real and personal properties in an amount deemed to be representative of the interest factor.

                                 USE OF PROCEEDS

         Unless otherwise provided in a prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus and the related prospectus supplements for our general corporate purposes, which may include repayment of indebtedness, acquisitions, working capital and capital expenditures.

                       DESCRIPTION OF THE DEBT SECURITIES

         We may offer the debt securities from time to time as senior debt or subordinated debt. The debt securities will be issued under an indenture that we will enter into with the party to be named in a prospectus supplement as trustee under the indenture. The terms of the indenture are also governed by certain provisions of the Trust Indenture Act of 1939.

         The debt securities may be issued from time to time in one or more series. The particular terms of each series which are offered by a prospectus supplement will be described in the related prospectus supplement.

         We have summarized the material terms of the indenture below. The form of the indenture has been filed as an exhibit to the registration statement. See "Where You Can Find More Information." You should read the indenture for provisions that may be important to you. Whenever we refer in this prospectus or in the related prospectus supplement to particular sections or defined terms contained in the indenture, those sections or defined terms are incorporated by reference in this prospectus or the related prospectus supplement, as applicable.

GENERAL

         The indenture will provide that debt securities in separate series may be issued by us from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will determine the terms and conditions of the debt securities, including the maturity, principal and interest, but those terms must be consistent with the indenture. The debt securities will be unsecured obligations of our company.

         A prospectus supplement will set forth the following terms of, and information relating to, the debt securities:

          (1)  the title of the debt securities;

          (2) whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the subordination terms relating to those securities;

          (3) whether any of our subsidiaries will provide guarantees of the debt securities;

          (4) the aggregate principal amount of the debt securities (or principal amount at maturity);

          (5) the dates on which the principal amount of the debt securities will be payable;

          (6) the interest rate, if any, which the debt securities will bear and the interest payment dates for the debt securities (or the date on which the debt securities accrete interest);

          (7)  the places where payments on the debt securities will be payable;

          (8) any terms upon which the debt securities may be redeemed, in whole or in part, at our option;

          (9) any provisions that would obligate us to deposit money in an account for the benefit of the holder of the debt securities for payments of principal and interest on the debt securities or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

          (10) the portion of the principal amount, if less than all, of the debt securities which will be payable upon declaration of acceleration of the maturity of the debt securities;

          (11) whether the debt securities are defeasible;

          (12) any addition to or change in the events of default;

          (13) the date or dates on which the debt securities may be converted or exchanged at the option of the holder into other securities of our company;

          (14) any addition to or change in the covenants in the indenture applicable to any of the debt securities; and

          (15) any other terms of the debt securities not inconsistent with the provisions of the indenture.

         If a series of debt securities is denominated in a currency or currency unit other than United States dollars, the prospectus supplement will specify the denomination in which the debt securities will be issued and the coin or currency in which the principal and any premium or interest on those debt securities will be payable. In addition, special United States federal income tax or other considerations applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

         The debt securities may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement.

FORM, EXCHANGE AND TRANSFER

         The debt securities of each series may be issued in fully registered or bearer form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples of $1,000.

         Subject to the terms of the indenture and the limitations applicable to global securities, debt securities may be presented for exchange or for registration of transfer, endorsed or with the form of transfer endorsed on the securities executed, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with that transfer or exchange. The security registrar or transfer agent, will make the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. The security registrar and or transfer agent initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts. We will always be required to maintain a transfer agent in each place of payment for the debt securities of each series.

         If we decide to partially redeem the debt securities of any series (or of any series and specified terms), we will:

          (1) issue, register the transfer of or exchange those debt securities being redeemed at the opening of business the day after we mail the notice of redemption with respect to those debt securities selected for redemption; and

          (2) register the transfer of or exchange those debt securities selected for redemption.

         We will describe any material United States federal income tax consequences specifically applicable to any debt securities and/or their plan of distribution in the prospectus supplement relating to those debt securities.

MERGER, CONSOLIDATION AND SALE OF ASSETS

         The indenture will provide that we may not consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to any Person (as defined in the indenture), and may not permit any Person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

          (1) the successor Person, if any, is a corporation, partnership, trust or other entity organized and validly existing under the laws of the United States and assumes our obligations on the debt securities and under the indenture;

          (2) immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

          (3) certain other conditions, including any additional conditions with respect to any particular debt securities specified in the applicable prospectus supplement, are met.

         These provisions apply only to a merger or consolidation in which we are not the surviving corporation and to sales, conveyances, leases and transfers by us as transferor or lessor.

         If we consolidate with or merge into any other Person or we sell, convey, transfer or lease our properties and assets substantially as an entirety to any Person in accordance with the preceding paragraph, the successor Person formed by the consolidation or merger or to which the sale, conveyance, transfer or lease is made will be substituted for us under the indenture with the same effect as if the successor Person had originally executed the indenture. In the event of any conveyance or transfer other than in the case of a lease, we will be discharged of all of our obligations and covenants under the indenture and the debt securities.

EVENTS OF DEFAULT

         Unless otherwise specified in the prospectus supplement, each of the following will constitute an event of default under the indenture with respect to debt securities of any series:

          (1) failure to pay principal of, or any premium on, any debt security of that series when due for a continuous period of five or more days, whether or not, in the case of subordinated debt securities, the payment is prohibited by the subordination provisions of the indenture;

          (2) failure to pay any interest on any debt securities of that series when due for a continuous period of 60 days, whether or not, in the case of subordinated debt securities, the payment is prohibited by the subordination provisions of the indenture;

          (3) if a separate account is established to make principal and interest payments on debt securities of any series, failure to deposit any required payment, when due for a continuous period of five or more days, in respect of any debt security of that series, whether or not, in the case of subordinated debt securities, the deposit is prohibited by the subordination provisions of the indenture;

          (4) failure to perform or comply with the provisions described under "Merger, Consolidation and Sale of Assets";

          (5) failure to perform any of our other covenants in the indenture, other than a covenant included in the indenture solely for the benefit of a series other than that series, for a continuous period of 90 days after written notice has been given by the Trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the indenture;

          (6) certain events of bankruptcy, insolvency or reorganization affecting us;

          (7) in the case of debt securities guaranteed by any of our subsidiaries, the guarantee of that subsidiary is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect, other than in accordance with the terms of the indenture, or any subsidiary guarantor or any Person acting on behalf of any subsidiary guarantor denies or disaffirms the subsidiary guarantor's obligations under its guarantee other than by reason of a release of the subsidiary guarantor from its guarantee in accordance with the terms of the indenture; and

          (8) any other event of default provided with respect to debt securities of that series.

         If an event of default described in clauses (1) through (5), (7) or (8) with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series by notice as provided in the indenture may declare the principal amount of the debt securities of that series to be due and payable immediately. If the debt security is an original issue discount debt security or the principal amount of the debt security is not then determinable, that portion of the principal amount of the debt security, or other amount instead of the principal amount, as may be specified in the terms of the debt security will become due and payable immediately.

         If an event of default described in clause (6) above with respect to the debt securities of any series at the time outstanding shall occur and be continuing, the principal amount of all the debt securities of that series, or, in the case of any original issue discount security or other debt security, the specified amount, will automatically, and without any action by the Trustee or any holder, become immediately due and payable. After any acceleration, but before a judgment or decree based on that acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul that acceleration if all events of default, other than the non-payment of accelerated principal or interest, or other specified amount, have been cured or waived as provided in the indenture.

         Subject to the sections of the indenture relating to the duties of the Trustee, if an event of default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless those holders shall have offered to the Trustee reasonable indemnity. Subject to the provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of that series.

         No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy provided by the indenture, unless:

          (1) the holder has previously given to the Trustee written notice of a continuing event of default with respect to the debt securities of that series;

          (2) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and those holders have offered reasonable indemnity, to the Trustee to institute the proceeding as trustee; and

          (3) the Trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request, within 60 days after that notice, request and offer.

         These limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on a debt security on or after the applicable due date specified in the debt security.

         Within 90 days after any default with respect to debt securities of any series, the Trustee will transmit in the manner and to the extent provided in
Section 313(c) of the Trust Indenture Act, notice of those defaults known to the Trustee, unless a default shall have been cured or waived. In the case of a default in the payment of the principal of, or any premium on, or interest on any debt securities of that series, or in the payment of any installment into a separate account established for the payment of principal and interest on debt securities of any series with respect to debt securities of that series, the Trustee will be protected in withholding this notice if and so long as the Trustee in good faith determines that the withholding of the notice is in the interest of the holders of debt securities of the applicable series.

         We will be required to furnish to the Trustee annually a statement by certain of our officers as to whether or not, to the knowledge of those officers, we are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all known defaults.

         We are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate of our compliance with all of the conditions and covenants under the indenture.

MODIFICATION AND WAIVER

         The indenture will provide that modifications and amendments may be made by us and the Trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. We may not modify or amend any of the following provisions of the indenture, without the consent of the holder of each outstanding debt security affected by the modification or amendment:

          (1) change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

          (2) reduce the principal amount of, or any premium or interest on, any debt security;

          (3) reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity of that security;

          (4) change the place or currency of payment of principal of, or any premium or interest on, any debt security;

          (5) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

          (6) in the case of subordinated debt securities, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

          (7) except as provided in the indenture, release the subsidiary guarantee of a subsidiary guarantor;

          (8) reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture;

          (9) reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

          (10) modify those provisions with respect to modification and waiver.

         The holders of a majority in principal amount of the outstanding debt securities of any series may waive our compliance with certain restrictive provisions of the indenture and may waive certain past defaults under the indenture. Those holders may not waive a default in the payment of principal, premium or interest on the debt securities and may not waive our compliance with certain covenants and provisions of the indenture without the consent of the holder of each outstanding debt security of any series affected.

LEGAL DEFEASANCE OR COVENANT DEFEASANCE

         The indenture will provide that we may elect, at any time, to terminate all of our obligations under the debt securities of a particular series and the indenture, except for certain obligations, including those relating to the defeasance trust and obligations to register the transfer or exchange of the debt securities of that series, to replace mutilated, destroyed, lost or stolen debt securities of that series and to maintain a registrar and paying agent in respect of the debt securities of that series. We refer to this as "legal defeasance." We may also elect, at any time, to terminate our obligations under certain material covenants with respect to a particular series of debt securities. We refer to this as "covenant defeasance."

         In order to exercise our defeasance options with respect to debt securities of any series, we must irrevocably deposit in trust for the benefit of the holders of those debt securities money or certain U.S. government obligations, or both for the payment of principal of, premium, if any, and interest on those debt securities of that series to maturity or redemption. We must comply with certain other conditions, including delivery to the Trustee of an opinion of counsel to the effect that the holders of those debt securities will not recognize income, gain or loss for federal income tax purposes as a result of that defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred. In the case of legal defeasance only, the opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

SATISFACTION AND DISCHARGE

         The indenture will provide that we may request the Trustee to execute proper instruments acknowledging satisfaction and discharge of the indenture with respect to any series of debt securities when:

     (1)  either:

          (A) all previously authenticated and delivered debt securities of the series to be discharged have been delivered to the Trustee for cancellation, other than the following debt securities:

               (a) securities in bearer form surrendered for exchange for "registered securities" and maturing after the exchange, whose surrender is not required or has been waived, as provided in the indenture,

               (b) debt securities which have been destroyed, lost or stolen and which have been replaced or paid, as provided in the indenture,

               (c) coupons appertaining to debt securities called for redemption and maturing after the relevant redemption date, whose surrender has been waived, as provided in the indenture, and

               (d) debt securities for whose payment money has been deposited in trust with the Trustee or any paying agent or segregated and held in trust by us but was returned to us prior to cancellation, as provided in the indenture;

          or

          (B)  all debt securities of the series to be discharged:

               (a)  have become due and payable,

               (b) will become due and payable at their stated maturity within one year, or

               (c) if redeemable at our option, are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in our name, and at our expense, and we, in the case of (B)(a), (b) or (c) above, have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount, in the currency in which the debt securities of the series to be discharged are payable or in U.S. government obligations, sufficient to pay and discharge the entire indebtedness on any debt securities still outstanding, for principal, any premium, and interest to the date of the deposit, in the case of debt securities which have become due and payable, or to the stated maturity or redemption date; and

     (2) we have paid or caused to be paid all other sums payable by us under the indenture; and

     (3) we have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the satisfaction and discharge of the indenture as to the series to be discharged have been satisfied.

GOVERNING LAW

         The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York. The indenture is subject to the provisions of the Trust Indenture Act that are required to be a part of the indenture and shall, to the extent applicable, be governed by those provisions.

                              PLAN OF DISTRIBUTION

         We may sell the debt securities being offered by this prospectus through agents, underwriters, dealers or remarketing firms.

         Offers to purchase debt securities may be solicited by agents designated by us from time to time. Any agent who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in a prospectus supplement. The agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents may be entitled under agreements which may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

         If any underwriters are utilized in any sale of the debt securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of the debt securities. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

         If a dealer is utilized in any sale of the debt securities, we will sell the debt securities to the dealer, as principal. The dealer may then resell those debt securities to the public at varying prices to be determined by the dealer at the time of resale. Dealers may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

         Securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with their terms, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be entitled under agreements which may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

         If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain purchasers to purchase debt securities from us, at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.

                                  LEGAL MATTERS

         The validity of the debt securities offered by this prospectus has been passed upon for us by Weil, Gotshal & Manges LLP, New York, New York. Certain legal matters in connection with offerings made by this prospectus may be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

                                     EXPERTS

         The consolidated financial statements of Hughes Electronics Corporation incorporated in this prospectus by reference from its Registration Statement on Form 10 filed with the Securities and Exchange Commission on May 11, 1999, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements and schedule of PRIMESTAR, Inc. and subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998 have been incorporated by reference in this prospectus in reliance upon the report dated April 15, 1999 of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements and schedule of TCI Satellite Entertainment Inc. and subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998 have been incorporated by reference in this prospectus in reliance upon the report dated April 15, 1999 of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of United States Satellite Broadcasting Company, Inc. incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Expenses in connection with the issuance and distribution of the securities being registered are estimated (other than with respect to the SEC registration fee) to be as follows:

         SEC registration fee ............................   $  556,000
         *Trustee's expenses  ............................
         *Accounting fees and expenses  ..................
         *Legal fees and expenses  .......................
         *Miscellaneous....................................
                                                             ----------
               *Total......................................  $

--------------------------

*To be provided by amendment


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         We are a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the "DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit. Article __ of our Amended and Restated Certificate of Incorporation and
Article VI of our Bylaws provides that our directors and officers shall not be personally liable to the corporation or its stockholders for monetary damages if a director or officer acts in good faith and in a manner he reasonably believes to be in or not opposed to our best interests and provides for indemnification of our officers and directors to the full extent permitted by applicable law.

         Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with that action, suit or proceeding provided that the director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that the director or officer has no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit provided that the director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which the director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all of the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for the expenses which the Court of Chancery or other court shall deem proper.

         Section 145 further provides that (i) to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; and (ii) indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled. In addition, Section 145 empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any of those capacities, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against those liabilities under Section 145.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against those liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by any director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of this issue.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit Number             Exhibit Description
--------------             -------------------

    **1.1                  Form of Debt Securities Purchase Agreement.

    **4.1 Form of Indenture to be entered between the Company and a trustee to be named.

     **5                   Opinion of Weil, Gotshal & Manges LLP.

     *12 Statement regarding computation of ratio of earnings to fixed charges.

    *23.1                  Consent of Deloitte & Touche LLP.

    *23.2                  Consent of KPMG LLP (PRIMESTAR, Inc.)

    *23.3                  Consent of KPMG LLP (TCI Satellite Entertainment
                           Inc.)

    *23.4                  Consent of Arthur Andersen LLP.

     23.5 Consent of Weil, Gotshal & Manges LLP (to be included in the Opinion filed as Exhibit 5).

      24 Power of Attorney (included on signature page to Registration Statement).

------------------------
* Filed herewith.
** To be filed by amendment.

ITEM 17. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement, to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of El Segundo, State of California, on May 11, 1999.

                                    HUGHES ELECTRONICS CORPORATION

                                    By: /s/ Roxanne S. Austin
                                        --------------------------------------
                                    Name: Roxanne S. Austin
                                    Title: Senior Vice President and
                                            Chief Financial Officer


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose name appears below hereby constitutes Roxanne S. Austin and Michael J. Gaines such person's true and lawful attorney, with full power of substitution to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, including Post-Effective Amendments, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


Signature                                 Title                        Date
---------                                 -----                        ----

/s/ Michael T. Smith          Chairman of the Board and Chief      May 11, 1999
--------------------------    Executive Officer (Principal
Michael T. Smith              Executive Officer)



/s/ Roxanne S. Austin         Senior Vice President and Chief      May 11, 1999
--------------------------    Financial Officer (Principal
Roxanne S. Austin             Financial Officer)



/s/ Michael J. Gaines         Controller (Principal Accounting     May 11, 1999
--------------------------    Officer)
Michael J. Gaines



/s/ Steven D. Dorfman         Vice Chairman and Director           May 11, 1999
--------------------------
Steven D. Dorfman


                              Director                             May __, 1999
--------------------------
Thomas E. Everhart

/s/ J. Michael Losh           Director                             May 11, 1999
--------------------------
J. Michael Losh


/s/ Charles H. Noski          President, Chief Operating           May 11, 1999
--------------------------    Officer and Director
Charles H. Noski



/s/ Harry J. Pearce           Director                             May 11, 1999
--------------------------
Harry J. Pearce


                              Director                             May __, 1999
--------------------------
Eckhard Pfeiffer


                              Director                             May __, 1999
--------------------------
John G. Smale



/s/ John F. Smith, Jr.        Director                             May 11, 1999
--------------------------
John F. Smith, Jr.

                                  EXHIBIT INDEX

Exhibit Number             Exhibit Description
--------------             -------------------

    **1.1                  Form of Debt Securities Purchase Agreement.

    **4.1 Form of Indenture to be entered between the Company and a trustee to be named.

     **5                   Opinion of Weil, Gotshal & Manges LLP.

     *12 Statement regarding computation of ratio of earnings to fixed charges.

    *23.1                  Consent of Deloitte & Touche LLP.

    *23.2                  Consent of KPMG LLP (PRIMESTAR, Inc.)

    *23.3                  Consent of KPMG LLP (TCI Satellite Entertainment
                           Inc.)

    *23.4                  Consent of Arthur Andersen LLP.

     23.5 Consent of Weil, Gotshal & Manges LLP (to be included in the Opinion filed as Exhibit 5).

      24 Power of Attorney (included on signature page to Registration Statement).

------------------------
* Filed herewith.
** To be filed by amendment.